EXHIBIT 10.110

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION DIVISION OF BUSINESS AND FINANCE SECTION A: CONTRACT

1. AMENDMENT NUMBER: 18	2. CONTRACT NO.: YH09-0001-07	3. EFFECTIVE DATE OF AMENDMENT: October 1, 2011	4. PROGRAM DHCM - ACUTE
5. CONTRACTOR'S NAME AND ADDRESS: VHS Phoenix Health Plan, LLC 7878 N. 16th St., Suite 105 Phoenix, AZ 85020
6. PURPOSE OF AMENDMENT: To allow for payment of rural hospital inpatient reimbursement pursuant to A.R.S. §36-2905.02.

7. THE CONTRACT REFERENCED ABOVE IS AMENDED AS FOLLOWS
The Contractor will be paid the attached supplemental payment amounts to increase rural hospital inpatient reimbursement. The supplemental payment amounts are allocated to the appropriate risk groups based on historical utilization. AHCCCS requires that the Contractor make one-time payments to each rural hospital as prescribed on the attached schedule, pursuant to A.R.S. §36-2905.02, to increase inpatient reimbursement to these small rural hospitals.

The Contractor shall make the prescribed payments to the rural hospitals 15 days from receipt of the funds and submit proof of payment to the rural hospitals to the Assistant Director of the Division of Health Care Management 30 days from receipt of the funds.

The regular per member per month capitation rates for the period of October 1, 2011 through September 30, 2012 remains unchanged.

NOTE: Please sign, date, and return executed file by E-Mail to: Mark Held at Mark.Held@azahcccs.gov Sr. Procurement Specialist, AHCCCS Contracts and Purchasing and P.J. Schoenstene at pj.schoenstene@azahcccs.gov Contracts and Policy Administrator, Division of Health Care Management

8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT. IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT.

9. SIGNATURE OF AUTHORIZED REPRESENTATIVE: /s/ Nancy Novick			10. SIGNATURE OF AHCCCS CONTRACTING OFFICER: /s/ Michael Veit
TYPED NAME: NANCY NOVICK			TYPED NAME: MICHAEL VEIT
TITLE: CHIEF EXECUTIVE OFFICER			TITLE: CONTRACTS & PURCHASING ADMINISTRATOR
DATE: 05/8/2012			DATE: 05/2/2012

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
ACUTE SUPPPLEMENTAL PAYMENT SUMMARY - Rural Hospital
Phoenix Health Plan
CYE 2012

	Supplemental Payment Related To:

		TANF	TANF	SSI		Total
Supplemental Payment:		<1, M/F	14-44, F	w/o Med	Non-MED	Payment
4	Apache/Coconino/Mohave/Navajo	$144,997.98	$386,578.41	$149,091.80	$504,001.42	$1,184,669.61
6	Yavapai	$229,483.29	$650,789.44	$223,743.16	$724,227.56	$1,828,243.45
8	Gila/Pinal	$58,404.09	$363,758.46	$293,719.92	$673,785.43	$1,389,667.90
						$4,402,580.96

Two percent Premium tax is included in the Supplemental Capitation Payments.
Payments to the hospitals stated without Premium Tax.

Phoenix Health Plan	Payment
Arizona Regional Medical Center - Apache Junction	$187,248.00
Banner Ironwood Medical Center	$272,177.51
Benson Hospital	—
Carondelet Holy Cross	—
Cobre Valley Community Hospital	$364,285.99
Copper Queen Community Hospital	—
Florence Community Health Care	$25,570.48
La Paz Regional Hospital	—
Little Colorado Medical Center	$223,754.46
Mount Graham Regional Medical Center	—
Northern Cochise Community Hospital	—
Page Hospital	$87,257.69
Payson Regional Medical Center	$818,750.07
Sierra Vista Regional Health	—
Southeastern Az Medical Center	—
Summit Healthcare Regional Medical Center	$346,407.93
Valley View Medical Center	$329,243.73
Verde Valley Medical Center	$1,082,292.21
White Mountain Regional Medical Center	$20,122.17
Wickenburg Regional Health Center	—
YRMC East	$557,419.10
Total Payments	$4,314,529.34
Premium Tax	$88,051.62
Total with Premium Tax	$4,402,580.96